SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 17, 2013 (June 13, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

9705 N. Broadway Ext. Ste 200, 2nd Floor Oklahoma City, OK 73114
(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

This Report, including the exhibits, includes forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements.  Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this Report or our other filings with the SEC include, but are not necessarily limited to, those relating to:

•	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

•	our potential lack of revenue growth;

•	our potential inability to add new products and services that will be necessary to generate increased sales;

•	our potential lack of cash flows;

•	our potential loss of key personnel;

•	the availability of qualified personnel;

•	international, national regional and local economic political changes;

•	general economic and market conditions;

•	increases in operating expenses associated with the growth of our operations;

•	the possibility of telecommunications rate changes and technological changes;

•	the potential for increased competition; and

•	other unanticipated factors.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2013, Elephant Talk Communications Corp., (the “Company”) received a notice from NYSE MKT LLC (the “Exchange”) indicating that the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide of the NYSE MKT LLC (the “Company Guide”), and as a result, the Exchange accepted the Company’s plan of compliance (the “Plan”) it previously presented and granted the Company an extension until August 31, 2013 (the “Plan Period”) to regain compliance with the continued listing standards.

2

The Company received notice from the Exchange on May 17, 2013 indicating that the Company does not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the  Company Guide in that the Company has sustained losses which are so substantial in relation to its overall operations, or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether it will be able to continue operations and/or meet its obligations as they mature. The Company was afforded the opportunity to submit a plan of compliance to the Exchange. On May 31, 2013, the Company presented its Plan to the Exchange.

During the Plan Period, the Company will be subject to periodic review by the Staff of the Exchange.  Failure by the Company to demonstrate progress consistent with the Plan during the Plan Period or to regain compliance by the end of the Plan Period could result in the Exchange’s initiating delisting proceeding.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on June 14, 2013 announcing receipt of the Exchange’s notice on June 13, 2013. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information under Item 7.01 of this Form 8-K and set forth in the attached Exhibit 99.1, is intended to be furnished under and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01	Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated June 14, 2013

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
____________________ Steven van der Velden
Chief Executive Officer

4